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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports, dated February 7, 2000, and March 26, 2001, included in the Registration Statement (Form SB-1), and related Prospectus of The Imaging Center, Inc. for the registration of 1,000,000 shares of its Class B Non-Voting Common Stock.


                                            HUBER, MICHAELS & COMPANY,
                                            Certified Public Accountants



                                            By: /s/ EDWARD G. HUBER
                                                -------------------------
                                                Edward G. Huber, CPA


Cumberland, Maryland
April 18, 2001